First Surgical Partners, Inc.

First Surgical Partners, Inc.
(OTC BB: FSPI)

FINANCIAL INFO	
Current Price	$2.70
Market Cap	$109.8M
Shares Outstanding	40.7M
Float	7.8M
52-Week Range	$2.00-10.25
Avg. Volume (3 mon.)	1,471
Insider Ownership	42.9%
Revenue (ttm)	$45.9M
Operating Income (ttm)	$6.6M
*Net Income (ttm)	$3.3M
*EPS (ttm)	$0.08
Cash (mrq)	$0.7M
P/S (ttm)	2.4x
*P/E (ttm)	32.6x
P/B (mrq)	11.9x
Yield (annual)	3.7%
Operating Margin (ttm)	14.4%
Fiscal Year End	Dec 31

As of September 28, 2011

*Adjusted to assume income taxes are incurred over all of FY10, rather than just 4Q10 .

First Surgical, Inc.
411 First Street
Bellaire, TX 77401
Tel: 1.713.665.1111
Fax: 1.713.665.4146
www.firstsurgical.com

Auditors
Kabani & Co.

Legal
Fleming PLLC

RedChip Companies, Inc.
500 Winderley Place, Suite 100
Maitland, FL 32751

Jon Cunningham
www.RedChip.com
Phone: 800-RED-CHIP (733-2447)
407-644-4256

COMPANY OVERVIEW

First Surgical Partners, Inc. ("First Surgical") operates two ambulatory surgery centers and a general acute care hospital in the Houston area. The surgeons that utilize First Surgical's facilities perform non-emergency surgeries at these locations. The procedures performed include bariatric, ENT, reconstructive and cosmetic plastics, orthopedics, pain management, neurosurgery and podiatry, all of which are often completed on an outpatient or short stay basis. The Company is employing a mixed organic and inorganic growth model, bringing on additional physician partners and affiliates at current locations to increase case volume and acquiring new state-of-the-art facilities. Each of First Surgical's facilities resides within its own limited partnership, which is wholly owned by First Surgical.

VALUE PROPOSITION

Non-emergency surgeries trending to outpatient settings

Ambulatory surgical centers ("ASCs") have experienced rapid growth over the past three decades, driven by lower costs, payor coverage, quality patient outcomes, and restrictive legislation related to hospital expansions. First Surgical is capitalizing on this trend, employing an aggressive growth strategy that will more than double its current locations over the next two years. FSPI offers investors an opportunity to invest in a fast-growing, profitable company in the healthcare sector while receiving a quarterly dividend.

INVESTMENT HIGHLIGHTS

- Company pays quarterly dividend
- Expected double-digit annual revenue growth over the next three years
- Double-digit increase in net income expected in fiscal 2012
- Strong, focused, disciplined management team with 30 years of experience
- Rapid near-term growth in physician partners and affiliates
- Consolidating, fragmented ASC market

FINANCIAL HIGHLIGHTS


ANNUAL REVENUE
(millions)
60
50
40
30
20
10
0
2010
2011*
2012*


ANNUAL NET INCOME
(millions)
12
10
8
6
4
2
0
2010
2011*
2012*

* Estimated

INDUSTRY OVERVIEW

Ambulatory Surgical Centers (ASCs) were originated to provide outpatient surgeries requiring short recovery periods. These centers are fully accredited, typically physician-owned and staffed by full-time nurses, technicians, and administrative and support personnel. ASCs are classified both as single-specialty, focused in areas such as gastroenterology, endoscopy or orthopedics, or multispecialty. High-quality ASCs are furnished with the latest equipment and medical technology available on the market. ASCs differ materially from hospitals in that every case is scheduled and performed as an outpatient procedure and without the uncertainties associated with walk-in and emergency patients. ASC facilities usually operate with significantly greater efficiency and lower costs.

ASCs trace their roots back to the 1970s as an alternative approach to the persistently long scheduling times found at many hospitals for surgical procedures. Physicians developed this concept as a means of providing patient care for certain surgical services outside of the hospital setting, thereby taking control of important decisions such as patient scheduling, preferences in implants and medical equipment, and the overall care setting. Over the past three decades ASCs have experienced rapid growth spurred by lower costs, payor coverage, quality patient outcomes, and legislation that restricted the opening and expansion of existing physician-owned hospitals. In 2011 there were an estimated 5,300 certified ASCs operating in the U.S., up from 2,900 in 2000.

FACILITIES

First Surgical Partners, Inc. is an owner of two multispecialty ambulatory surgical centers (ASCs) and a general acute care hospital located in the greater Houston metropolitan area. The Company plans to add four greenfield ASCs through 2013 in eastern Texas.

First Street Surgical Center (FSSC)

The Company's first ASC location; surgeons began performing procedures at the facility in February 2003. The 12,000-square-foot center has four operating rooms and ten pre-operating and recovery rooms. Offices for First Surgical's senior management and administrative staff are also at this location.

First Surgical Woodlands (FSW)

Opened in October 2005, FSW consists of approximately 12,000 square feet and includes five operating rooms and ten pre-operating and recovery rooms.

First Street Hospital (FSH)

FSH is the Company's general acute care hospital and is located adjacent to FSSC in Bellaire, TX. The hospital originally opened in October 2006 and underwent an expansion that was completed in December 2010. FSH is now a 40,000-square-foot hospital consisting of four operating rooms, nineteen beds and an emergency room.

PRIMARY PROCEDURES & CASE VOLUMES

First Surgical's team of 34 shareholding physician partners and 36 non-shareholding physician affiliates, utilizing state-of-the-art technology, specializes in nine primary procedure areas. Bariatric and general surgery, orthopedic, and reconstructive and cosmetic procedures currently account for the majority of the Company's case volume (71.1% in 1Q11). The remaining primary procedure areas, neurosurgery, pain management, gynecology and urology, podiatry, and ear, nose and throat (ENT), accounted for the remaining 28.9% of First Surgical's case volume in the first quarter of fiscal 2011.

Overall case capacity per facility varies based on procedure. Procedure times vary from 10-minute pain management cases to multi-hour complex spinal cases. Using a baseline one-hour average per procedure, the FSSC facility has an approximate case capacity of 220 to 230 procedures per month, with FSW and FSH ranging in capacity from 250-270 procedures per month, per location. Currently, First Surgical typically experiences case volumes ranging from 150 to 200 cases per month at each location, providing substantial organic growth opportunities.

First Surgical's 2010 net revenue per case (NRPC) grew to $7,652 from $7,327 in 2009. Based on varying reimbursement rates per procedure, the Company's NRPC is dependent on procedure mix and can experience volatility in the short term. During 1Q11, due to a higher mix of bariatric and orthopedic cases, NRPC soared to $8,541 while annualized NRPC for fiscal 2011 is currently running at approximately $7,800.

GROWTH STRATEGY

First Surgical is employing a robust growth strategy incorporating both organic and inorganic initiatives.

To maximize case capacity at each facility, the Company plans to increase its physician partner network to 45 and physician affiliates to 80 by year-end 2011, up from 34 and 36, respectively, at the end of 1Q11. First Surgical is also pursuing in-network coverage status with major insurers, the first of which is anticipated to become active in late 2011. Additionally the Company may explore the addition of new procedure specialties within its multispecialty competency such as MRI and sports medicine, as well as the potential to add a pharmacy.

First Surgical is also expanding its facility footprint, with near-term expansion scheduled for first half 2012 in Palestine, TX and Sugar Land, TX, and expansion into the San Antonio market scheduled for early 2013.

MANAGEMENT TEAM & BOARD OF DIRECTORS

Dr. Jacob Varon, Chairman of the Board

Dr. Varon has served as the President of the Texas Chapter of the International College of Surgeons ("ICS"), the National Chairman of Plastic Surgery for ICS since 1994 and the President and Chief Executive Officer of Jeval Laboratories Ltd. since 1993. Dr. Varon has served as the Chairman of First Surgical Partners, L.L.C. since 2002. Dr. Varon has developed and operated multiple business enterprises including the development and structuring of surgery centers with First Surgical Partners, L.L.C., which he co-founded in 2002. Dr. Varon's knowledge of our industry from a medical and business standpoint provides him with a deep knowledge of our business affairs and provides our company with profound insight with respect to its affairs.

Anthony F. Rotondo, President, Chief Executive Officer and Director

Mr. Rotondo has worked exclusively in the healthcare industry for his entire career and has more than a decade of experience within the Ambulatory Surgery Center ("ASC") segment. Mr. Rotondo served as an area manager with HealthSouth from September 1997 to December 1998, as Regional Operations Officer of Physicians Surgical Care, as Vice President of Operations of Foundation Surgical Affiliates from March 2000 to August 2000, Vice President of Operations for Surgicare from August 2000 to September 2002 and as CEO and co-founder of First Surgical Partners, L.L.C. from 2002 to present. As a founder, President and Chief Executive Officer of First Surgical Partners, L.L.C., the former general partner of the Company's subsidiaries, Mr. Rotondo has unparalleled knowledge of First Surgical's history, strategies, technologies and culture. Mr. Rotondo has been a key component in developing our subsidiaries prior to our acquisition. Mr. Rotondo holds a Bachelor of Business Administration from Texas Tech University and a Master's of Business Administration from the University of St. Thomas.

Don Knight, Vice President of Finance

Mr. Knight was appointed to his current position in July 2007 and served as an outsourced controller from 2002 through July 2007 for First Surgical Partners LLC ("FSP"), the former general partner of the Company's subsidiaries. During this period he assisted with each facility opening, maintaining their financial needs, and reporting the financial results. Mr. Knight, as a CPA, has over 12 years of public accounting experience with various industries, but more specifically real estate enterprises, healthcare facilities and physician private practices. He specialized in accounting system setup and implementation, financial statement reporting and tax compliance. He holds a Bachelor of Business Administration from Texas A&M University.

Dr. David E. Tomaszek, Director

For the last five years, Dr. Tomaszek has served as the President of Tomaszek Neurosurgical Associates PA. As a distinguished surgeon in the field of neurosurgery and a surgeon that utilizes the Company's facilities, Dr. Tomaszek brings a unique perspective to First Surgical's Board of Directors. He understands the needs of the Company's surgeons and the healthcare industry as a whole. Dr. Tomaszek received a B.A. from Williams College in 1977 and his medical degree from the University of Connecticut School of Medicine in 1980.

FSPI PUBLIC COMPARABLES*

Symbol	Price 9/28/11	52-Week High	52-Week Low	30-Day Change	180-Day Change	52-Week Change
FSPI	$2.70	$30.00	$2.00	-82.2%	-73.3%	-1.1%
AMSG	$21.94	$28.00	$16.83	3.4%	0.4%	4.9%
CYH	$16.27	$42.50	$15.91	-18.2%	-54.0%	-57.5%
DR	$10.55	$13.15	$8.88	-8.1%	-10.7%	-0.0%
NHC	$0.305	$0.58	$0.26	-17.3%	-35.0%	-54.4%

Symbol	Revenues (ttm)	Revenue Per Share	Market Cap	Float	% Held by Insiders	Shares Outstanding
FSPI	$45.9M	$1.15	$109.8M	7.8M	42.9%	40.7M
AMSG	$733.1M	$24.16	$686.5M	30.3M	3.0%	31.3M
CYH	$13.5B	$148.28	$1.5B	90.5M	2.9%	93.2M
DR	$221.4M	$7.91	$290.2M	27.3M	3.8%	28.4M
NHC	$12.2M	$0.47	$9.8M	10.8M	5.8%	33.3M

Symbol	EPS (ttm)	P/E (ttm)	Price to Sales (ttm)	Institutional Ownership %	Company Name
FSPI	*$0.08	*32.6x	2.4x	6.3%	First Surgical Partners, Inc.
AMSG	$1.53	13.0x	0.9x	72.6%	Amsurg Corp.
CYH	$2.58	5.2x	0.1x	64.6%	Community Health Systems, Inc.
DR	($1.19)	N/A	1.3x	40.3%	Medical Facilities Corp. (1)
NHC	($0.07)	N/A	0.6x	61.8%	Northstar Healthcare, Inc. (1)

Data provided by Bloomberg

(1) Toronto Listed

Adjusted to assume income taxes are incurred over all of FY10, rather than just 4Q10.